                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest reported event): October 10, 2002

                             Entrada Networks, Inc.
             (Exact name of registrant as specified in its charter)

                                    000-26952
                            (Commission File Number)

                         DELAWARE                                               33-0676350
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

                       12 Morgan, Irvine, California 92618
             (Address of principal executive offices, with zip code)

                                 (949) 588-2070
              (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro forma Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Entrada Networks, Inc., a Delaware corporation (which we will refer to as Entrada) incorporated in the Form 8-K Item 5 that was filed for Entrada Networks Inc. on August 19, 2002 with exhibits detailing the merger agreement.

         The following unaudited Pro Forma Condensed Consolidating Balance sheet as of July 31, 2002 and the unaudited Pro Forma Condensed Consolidating Statement of Operations for the year ended January 31, 2002 and six months ended July 31, 2002, which we refer to as the Pro Forma Financial Information, present the pro forma effects of the merger transaction and the effect of DBW Inc.'s (which we will refer to as DBW) acquisition of Savant Consulting Group, Inc. (which we will refer to as Savant). As HandsOn Ventures, LLC (which we will refer to as HOV) will own approximately 74% of the outstanding shares of the combined companies after the merger, we are required to account for the merger as a purchase of Entrada by Savant.

         Under the terms of the merger agreement with DBW, the aggregate fixed consideration to be paid to DBW's shareholder consists of 5,000 shares of our newly designated Series B Convertible Preferred shares and $1,000,000 payable in our common shares in four quarterly installments beginning with the later of November 1, 2002 and the closing date of the merger. The Series B shares are convertible into 30,674,847 shares of our common stock during the first three years after issuance after which the face value of the Series B shares are convertible at the lesser of $0.163 per common share and the 20 day average of the closing bid price for our common shares immediately preceding the conversion date. The $250,000 quarterly installments will be paid in additional shares of our common stock based upon the 20 day average of the closing bid price for our common shares immediately preceding each payment date.

         Additional consideration of $3,400,000 payable in our common shares at the then 20 day average closing bid price is contingent upon Savant achieving specified net revenue and pre-tax net income targets during calendar years 2003, 2004 and 2005. This contingent consideration will be recorded as additional consideration only when the target amounts are achieved.

         The following unaudited Pro Forma Condensed Consolidating Balance Sheet at July 31, 2002 presents, on a pro forma basis, our condensed consolidated financial position as of that date. The balance sheet information for DBW is as of its most recently completed fiscal quarter ended June 30, 2002.

         The following unaudited Pro Forma condensed Consolidating Statement of Operations for the six months ended July 31, 2002 and year ended January 31, 2002 present, on a pro forma basis, are condensed consolidating results of operations assuming that our merger with DBW and DBW's acquisition of Savant had both occurred on February 1, 2001.

         The acquisition of DBW will be accounted as purchase business combination. As HOV will own more than 50% our outstanding equity, the acquisition will be accounted for as a purchase of Entrada by DBW. Accordingly, the purchase price will be allocated to our tangible and identifiable intangible assets and liabilities assumed, based upon their respective fair values, with the excess allocated to goodwill. Until a study is complete, we have assumed the historical book value of our assets and liabilities represent their respective fair values and that we have no identifiable intangible assets or contingent liabilities.

         The unaudited pro forma financial information presented does not consider any future events which may occur after the merger. The unaudited pro forma financial information presented does not attempt to quantify any operating expense synergies or cost reductions of the consolidated operations of Entrada and Savant that may be realized after the merger. The unaudited pro forma financial information does not consider the incremental expense, capital or conversion costs, which may be incurred as a result of the merger. It is expected that studies of cost reductions and incremental expenses or conversion costs will be completed during February 2003.

         THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE MERGER BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF THE CONSOLIDATED COMPANIES FOLLOWING THE MERGER.

         These unaudited pro forma condensed combined financial statements should be read in conjunction with, our historical consolidated financial statements and the related notes thereto and those of DBW and Savant, which appear in the attached exhibits.

PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Six Months Ended July 31, 2002
(Unaudited, In thousands except for per share amounts)

                                                                  DBW
                                                Entrada        Inception           Savant
                                               Six Months       (May 1,          Four Months
                                                 Ended         2002) to             Ended
                                             July 31, 2002   June 30, 2002     April 30, 2002   Adjustments   Pro Forma
                                             -------------   -------------     --------------   -----------   ---------
Net revenue                                      $6,589          $3,999            $7,552             -        $18,140
Cost of sales                                     3,731           3,078             5,924             -         12,733
                                                 ------          ------            ------         -----        -------
 Gross Profit                                     2,858             921             1,628             -          5,407
                                                 ------          ------            ------         -----        -------
Operating expenses:
 Selling and marketing                              426             736             1,750             -          2,912
 Engineering, research and development              568               -                 -             -            568
 General and administrative                       1,019               -                 -             -          1,019
 Other operating expenses                           240               -                 -             -            240
                                                 ------          ------            ------         -----        -------
        Total operating expenses                  2,253             736             1,750             -          4,739
                                                 ------          ------            ------         -----        -------
Income (loss) before income taxes                   605             185              (122)            -            668
Other income (expense)                             (103)             (7)              (12)            -           (122)
                                                 ------          ------            ------         -----        -------
Income (loss) before income taxes                   502             178              (134)            -            546
Provision for (benefit from) income taxes             -              64                84            49(d)         197
                                                 ------          ------            ------         -----        -------
Net income (loss) after taxes                       502             114              (218)          (49)           349
                                                 ======          ======            ======         =====        =======
Preferred stock dividend payment                      -               -                 -           213(a)         213
                                                 ------          ------            ------         -----        -------
Net income (loss) after taxes and
preferred dividend                               $  502          $  114            $ (218)        $(262)       $   136
                                                 ======          ======            ======         =====        =======

Income (loss) per share
        Basic                                     $0.04                                                          $0.01
        Diluted                                   $0.04                                                              -

Weighted Average Shares
        Basic                                    12,644                                           2,933(a)      21,712
                                                                                                  6,135(b)
        Diluted                                  12,644                                           2,933(a)      52,490
                                                                                                  6,135(b)
                                                                                                 30,675(c)

Pro forma notes:

(a) Payment of 8.5% cumulative preferred dividend on $5,000,000 face value preferred stock issued as merger consideration in common shares at an assumed average price of $0.163 per share, in actuality to be determined in accordance with the 'Certificate Of Designation of Series B Preferred Stock of Entrada Networks, Inc.' agreement, and related effect on weighted average common shares outstanding.

(b) Effect of payment of all four quarterly installments of $250,000 in common shares at assumed price of $0.163 per share, in actuality to be determined in accordance with the 'Agreement and Plan of Merger' agreement.

(c) Dilutive effect of conversion of Series B preferred shares issued as merger consideration.

(d) Increase in Entrada provision for income taxes resulting from limitation on net operating loss carry forwards as a result of an "ownership change" as provided in the Internal Revenue Code of 1986, as amended.

PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended January 31, 2002
(Unaudited, In thousands except for per share amounts)

                                                 Entrada           DBW            Savant
                                                   Year            Year            Year
                                                  Ended           Ended           Ended
                                               Jan 31, 2002    Dec 31, 2001    Dec 31, 2001   Adjustments  Pro Forma
                                               ------------    ------------    ------------   -----------  ---------
Net revenue                                      $ 13,263           $ -           $17,332      $   -       $ 30,595
Cost of sales                                       7,757             -            12,870          -         20,627
                                                 --------           ---           -------      -----       --------
 Gross Profit                                       5,506             -             4,462          -          9,968
                                                 --------           ---           -------      -----       --------
Operating expenses:
 Selling and Marketing                              3,438             -             4,691          -          8,129
 Engineering, research and development              6,499             -                 -          -          6,499
 General and administrative                         4,035             -                 -          -          4,035
 Other operating expenses                           1,989             -                 -          -          1,989
                                                 --------           ---           -------      -----       --------
       Total operating expenses                    15,961             -             4,691          -         20,652
                                                 --------           ---           -------      -----       --------
Income (loss) before income taxes                 (10,455)            -              (229)         -        (10,684)
Other income (expense)                               (195)            -               (14)         -           (209)
                                                 --------           ---           -------      -----       --------
Income (loss) from continuing operations          (10,650)            -              (243)         -        (10,893)
 before income taxes
Provision for (benefit from) income tax               -               -               (90)         -            (90)
                                                 --------           ---           -------      -----       --------
Net loss after taxes                              (10,650)            -              (153)         -        (10,803)
                                                 ========           ===           =======      =====       ========
Preferred stock dividend payment                        -             -                 -        425(a)         425
                                                 --------           ---           -------      -----       --------
Net loss after taxes and preferred dividend      $(10,650)          $ -           $  (153)     $(425)      $(11,228)
                                                 ========           ===           =======      =====       ========
Income (loss) per share
       Basic                                       $(0.97)                                                   $(0.62)
       Diluted                                     $(0.97)                                                   $(0.62)

Weighted Average Shares
       Basic                                       10,994                                        978(a)      18,107
                                                                                               6,135(b)
       Diluted                                     10,994                                        978(a)      18,107
                                                                                               6,135(b)
                                                                                                   -(c)

Pro forma notes:

(a) Payment of 8.5% cumulative preferred dividend on $5,000,000 face value preferred stock issued as merger consideration in common shares at an assumed average price of $0.163 per share, in actuality to be determined in accordance with the `Certificate Of Designation of Series B Preferred Stock of Entrada Networks, Inc.' agreement.

(b) Effect of payment of all four quarterly installments of $250,000 in common shares at assumed price of $0.163, in actuality to be determined in accordance with the `Agreement and Plan of Merger' agreement.

(c) Conversion of Series B preferred shares issued as merger consideration are antidilutive and therefore excluded from dilutive earnings per share.

PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
July 31, 2002
(Unaudited, In thousands except for per share and share amounts)



                                                    Entrada     DBW
                                                    Jul 31,    Jun 30,
                                                     2002       2002    Adjustments   Pro Forma
                                                     ----       ----    -----------   ---------

ASSETS
Current assets:
 Cash and equivalents                                 563         26        --             589
 Restricted cash                                      300       --          --             300
 Short-term Investments                                50       --          --              50
 Accounts receivable, net of allowance              1,243      3,500        --           4,743
 Inventory, net of reserves                         4,210       --          --           4,210
 Prepaid expenses and other current assets            639        103        --             742
                                                  -------      -----     -------        ------
     Total current assets                           7,005      3,629        --          10,634

Property and equipment, net                         1,444         67        --           1,511
Goodwill                                             --        2,563       2,474 (c)     5,037
Other assets                                           31        188        --             219
                                                  -------      -----     -------        ------
     Total assets                                   8,480      6,447       2,474        17,401
                                                  =======      =====     =======        ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Short term debt                                      642      1,000                     1,642
 Current maturities of long term debt                  29        111                       140
 Accounts payable                                   2,126      1,821                     3,947
 Other current and accrued liabilities              1,779      1,130       1,300 (b)     4,209
                                                  -------      -----     -------        ------
     Total current liabilities                      4,576      4,062       1,300         9,938
Long term debt and capital lease obligations           78        239                       317
Other liabilities                                    --        2,031      (1,961)(a)        70
                                                  -------      -----     -------        ------
     Total liabilities                              4,654      6,332        (661)       10,325
                                                  -------      -----     -------        ------

Stockholders Equity:
 Preferred stock, 2,000,000 shares authorized        --                        1 (b)         1
 Common stock, 50,000,000 shares authorized            13          1         (13)(d)         1
                                                                              12 (e)
 Additional paid-in-capital                        52,160       --         1,961 (a)     6,948
                                                                           4,999 (b)
                                                                         (52,160)(d)
                                                                             (12)(e)
 Retained earnings (accumulated deficit)          (48,347)       114      48,347           114
                                                  -------      -----     -------        ------
     Total stockholders' equity                     3,826        115       3,135         7,076
                                                  -------      -----     -------        ------

     Total liabilities and stockholders' equity     8,480      6,447       2,474        17,401
                                                  =======      =====     =======        ======


Pro forma notes:

  (a) Contribution to the capital of DBW by HOV of amounts paid and to be paid by to former shareholders of Savant related to DBW's purchase of Savant.

  (b) The assumed issuance of 5,000 shares of Entrada Series B preferred shares valued at $5,000, issuance of $1,000 in common shares of Entrada during the nine months following Entrada's merger with DBW, and record estimated merger related costs of $300.

  (c) For purposes of this pro forma, it is assumed that the historical book value of our assets and liabilities represent their respective fair values.

  (d) Elimination of Entrada's retained deficit, common stock and additional paid in capital

  (e) Elimination of DBW's common stock and assumed re-issuance of Entrada's existing common stock


                             ENTRADA NETWORKS, INC.

    ADDITIONAL NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

A. ACCOUNTING PERIODS - The Company has prepared the accompanying audited annual financial data of January 31, 2002 and the unaudited six months period ended July 31, 2002, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The audited Savant December 31, 2001 and unaudited June 30, 2002 financial operating data are for comparable twelve months and six months periods respectively.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ENTRADA NETWORKS, INC.

Date: October 10, 2002

                                   /s/ Davinder Sethi
                                   --------------------------------------------
                                   Davinder Sethi, Ph.D.
                                    Chief Financial Officer and
                                   Chief Accounting Officer